UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 20, 2005


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                               TABLE OF CONTENTS
                               -----------------


            ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION
            SIGNATURES
            EXHIBIT INDEX
            EXHIBIT I

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ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 20, 2005, the Registrant  issued the press release attached hereto as
Exhibit I, providing a fourth quarter 2004 update.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President and Controller
                                       Chief Accounting Officer

Date: January 21, 2005

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

                                 EXHIBIT INDEX


                     Exhibit            Description
                     -------   -----------------------------
                     I         Press release


================================================================================

EXHIBIT I


NEWS RELEASE

                                                        CONTACTS: (408) 995-5115
                                    Media Relations:  Bill Highlander, Ext. 1244
                                    Investor Relations:  Rick Barraza, Ext. 1125

                    Calpine Provides 4th Quarter 2004 Update

     (SAN JOSE, Calif.) /PR Newswire - First Call/ Jan. 20, 2005 - In advance of its Feb. 24, 2005 earnings conference call, Calpine Corporation [NYSE:CPN] is providing the following update on (i) liquidity and liquidity-enhancing transactions, (ii) an adjustment to its year-end proved gas reserves and a non-cash charge on certain of its gas properties, and (iii) a preliminary estimate of its GAAP earnings and EBITDA, as adjusted for non-cash and other charges, for the period ending Dec. 31, 2004.

Liquidity
---------

     During 2004, Calpine introduced a target of raising approximately $3 billion of liquidity with the completion of a number of transactions. These included the sale of the company's Canadian gas assets and selected U.S. gas assets, issuance of additional 1st lien debt, contract monetizations, and the sale of preferred interests in certain projects, along with other opportunities. To date, Calpine has successfully completed approximately $2 billion of these liquidity-enhancing transactions and continues to move forward on several opportunities totaling approximately $1 billion.

     On Dec. 31, 2004, the company's cash and liquidity totaled approximately $1.6 billion. This included cash and cash equivalents on hand of approximately $0.8 billion, the current portion of restricted cash of approximately $0.6 billion, and approximately $0.2 billion of borrowing and letter of credit capacity available under various credit facilities upon meeting certain conditions precedent.

Adjustment to Estimated Proved Gas Reserves
-------------------------------------------

     Calpine and its independent, third party engineer have completed the annual review of the company's proved oil and gas reserves as of Dec. 31, 2004. The engineer's year-end reserve report estimate, based on SEC guidelines, of 389 billion cubic feet equivalent (bcfe) is approximately 25 bcfe, or 6% below Calpine's pre-reserve report year-end projection. This reduction will be reflected in Calpine's reported year-end gas reserve figures.

     In addition,  in accordance with generally accepted  accounting  principles
(GAAP), Calpine completed field-by-field impairment testing for all of its gas properties comparing each field's carrying value to the sum of future undiscounted cash flows. During this testing, it was determined that the carrying value of certain fields in South Texas and Offshore Louisiana exceeded the sum of projected undiscounted cash flows.

     As a result, Calpine will be required to reduce the carrying value of those fields to fair market value by recording a pre-tax, non-cash charge preliminarily estimated to be approximately $200 million. This charge will be reflected in the company's financial results for the period ending Dec. 31, 2004.

     Following the reduction in proved reserves and the non-cash impairment charge, Calpine's estimated total proved reserves of 389 bcfe will have an estimated value of approximately $912 million (based on the present value of estimated future cash flows discounted at 10%, in accordance with SEC guidelines), compared to a carrying value of approximately $607 million.

Preliminary 2004 Guidance
-------------------------

     For the quarter ended Dec. 31, 2004, the company currently estimates that GAAP earnings will reflect a loss of approximately $0.48 to $0.56 per share. This estimate includes the pre-tax non-cash gas reserve impairment charge of approximately $200 million, along with other charges for project repair and maintenance expenses, and development project and equipment write-downs. EBITDA, as adjusted for non-cash and other charges, will be approximately $200 to $250 million for the quarter. For the year ended Dec. 31, 2004, the company currently estimates that GAAP earnings will reflect a loss of approximately $0.69 to $0.78 per share. EBITDA, as adjusted for non-cash and other charges, will be approximately $1.60 to $1.65 billion for the year. These estimates are subject to final adjustments and the company will provide further detail on these results on its earnings conference call.

     Calpine plans to announce its fourth quarter and year-end 2004 financial results on Thursday, Feb. 24, 2005, before the market opens. The company has scheduled a conference call to discuss the results at 8:30 a.m. Pacific Time on that day. Interested parties may access the teleconference via a web cast on Calpine's Investor Relations page, www.calpine.com, or by dialing 1-888-603-6685 (1-706-634-1265 for international callers) at least five minutes before the start of the call. The call will be open to the public and media in a listen-only mode by telephone and web broadcast. A replay and transcript of the conference call will be available for 30 days on Calpine's Investor Relations page at www.calpine.com.

     Calpine Corporation is a power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom.

     For the company, EBITDA is not a measure of operating results, but rather a measure of its ability to service debt and to raise additional funds. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments; plus provision for tax, plus interest expense (including distributions on trust preferred securities and one-third of operating lease expense, which is management's estimate of the component of operating lease expense that constitutes interest expense); plus depreciation, depletion and amortization. The interest, tax, and depreciation and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted. The non-GAAP measure, EBITDA, as adjusted for non-cash and other charges, is presented as a further refinement of EBITDA, as adjusted, to reflect the company's ability to service debt with cash.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K, amendment 2, for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.